UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2020

Flagstar Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive,	Troy,	Michigan	48098
(Address of principal executive offices)			(Zip code)
(248) 312-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock	FBC	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Flagstar Bancorp, Inc. (the "Company") was held on June 2, 2020 (the "Annual Meeting"). A total of 54,027,320 shares of common stock were represented in person or by proxy, for 95.23 percent of the 56,729,789 shares of common stock outstanding on April 3, 2020, the record date. The final voting results of the three proposals presented to the Company’s shareholders at the Annual Meeting were as follows:

(i)the election of the nine director nominees:

Name	For	Against	Abstain	Broker Non-Vote
Alessandro P. DiNello	52,103,254	393,062	6,019	1,524,985
Jay J. Hansen	51,362,591	1,130,795	8,949	1,524,985
John D. Lewis	34,817,921	17,673,555	10,859	1,524,985
David J. Matlin	47,107,280	5,390,046	5,009	1,524,985
Bruce E. Nyberg	35,044,328	17,448,854	9,153	1,524,985
James A. Ovenden	34,748,252	17,746,231	7,852	1,524,985
Peter Schoels	47,077,303	5,415,527	9,505	1,524,985
David L. Treadwell	51,508,346	984,861	9,128	1,524,985
Jennifer R. Whip	52,261,578	233,928	6,829	1,524,985
(ii)to ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accountants for the year ending December 31, 2020.

For	Against	Abstain	Broker Non-Vote
53,971,852	43,688	11,780	—
(iii) to adopt an advisory (non-binding) resolution to approve named executive officer compensation.

For	Against	Abstain	Broker Non-Vote
29,201,587	23,131,716	169,032	1,524,985

 SIGNATURE
        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: June 5, 2020	By:	/s/ James K. Ciroli
James K. Ciroli
Executive Vice President and Chief Financial Officer